As filed with the Securities and Exchange Commission on November 28, 2012

Registration No. 333- [ • ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vale S.A.

(Exact name of registrant as specified in its charter)

The Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ, Brazil

(Address of Principal Executive Offices)

Matching Program

2013 Cycle

(Full Title of the plan)

Vale Americas Inc.
Park 80 West

250 Pehle Ave., Suite 302
Saddle Brook, New Jersey 07663
(416) 687-6040

(Name, address and telephone Number, including area code, of agent for service)

with copies to:

Nicolas Grabar
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY  10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-172847) (the “Registration Statement”) of Vale S.A. (the “Registrant”), which was filed with the U.S. Securities and Exchange Commission on March 16, 2011. The Registration Statement registered 20,000,000 Preferred Class A shares of the Registrant’s stock (“Shares”), to be offered pursuant to the Matching Program (the “Plan”).

On January 4, 2012, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-172847) in order to add the Vale Matching Program 2012 Cycle to the Registration Statement.

The purpose of this Post-Effective Amendment No. 2 is to add an additional plan, the Vale Matching Program 2013 Cycle (the “2013 Matching Program”), to the Registration Statement.  Under the 2013 Matching Program, as in the Plan, Shares will be offered to certain eligible employees, subject to the satisfaction of applicable vesting conditions, in connection with those employees’ own purchase of Shares.  No additional securities are being registered hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Post Effective Amendment No. 2 to the Registration Statement:

Exhibit number	Document

4.4	Vale Matching Program 2013 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act, Vale certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil on October 24, 2012.

VALE S.A.

By:	/s/ Murilo Pinto de Oliveira Ferreira
Name:	Murilo Pinto de Oliveira Ferreira
Title:	Chief Executive Officer

By:	/s/ Luciano Siani Pires
Name:	Luciano Siani Pires
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Murilo Ferreira and Mr. Luciano Siani Pires, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Murilo Pinto de Oliveira Ferreira			October 24, 2012
Murilo Ferreira		Chief Executive Officer

/s/ Luciano Siani Pires			October 24, 2012
Luciano Siani Pires		Chief Financial Officer

Vale Americas Inc.		Authorized Representative of Vale S.A. in the United States	November 6, 2012

By:	/s/ Paul Houston
Paul Houston

/s/ Dan Antonio Marinho Conrado			October 24, 2012
Dan Antonio Marinho Conrado		Chairman of the Board of Directors

Mário da Silveira Teixeira Júnior		Vice-Chairman

/s/Marcel Juvimano Barros			October 24, 2012
Marcel Juvimano Barros		Director

/s/Robson Rocha			October 24, 2012
Robson Rocha		Director

Nelson Henrique Barbosa Filho		Director

/s/Renato da Cruz Gomes			October 24, 2012
Renato da Cruz Gomes		Director

Fuminobu Kawashima		Director

/s/Oscar Augusto de Camargo Filho			October 24, 2012
Oscar Augusto de Camargo Filho		Director

Luciano Galvão Coutinho		Director

/s/Paulo Soares de Souza			October 24, 2012
Paulo Soares de Souza		Director

/s/ José Mauro Mettrau Carneiro da Cunha			November 27, 2012
José Mauro Mettrau Carneiro da Cunha		Director

EXHIBIT INDEX

Exhibit number	Document

4.4	Vale Matching Program 2013 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)